UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2009 (May 5, 2009)

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
 (Exact name of registrant as specified in its charter)

DELAWARE	000-51734	37-1516132
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2780 Waterfront Pkwy E. Drive Suite 200 Indianapolis, Indiana	46214
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 328-5660

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2009, Mr. Michael L. Smith gave notice of his intent to resign from the Board of Directors (the “Board”) of Calumet GP, LLC (the “Company”), the general partner of Calumet Specialty Products Partners, L.P. (the “Partnership”), such resignation to be effective upon the filing of the Partnership’s Quarterly Report on Form 10-Q on May 8, 2009. Mr. Smith did not resign as a result of any disagreement with the operations, policies or practices of the Company or the Partnership.

On May 8, 2009, George C. Morris III was appointed as a director of the Company upon the effectiveness of Mr. Smith’s resignation and will serve as the chair of the audit committee.

There is no arrangement or understanding between Mr. Morris and any other persons pursuant to which he was selected as a director. Mr. Morris was a managing director in Merrill Lynch’s investment banking group until his retirement in March 2009. During 2008, the Partnership paid Merrill Lynch a $1 million advisory fee in connection with the Partnership’s $269.1 million acquisition of Penreco.

Mr. Morris will receive a compensation package commensurate with other members of the Board who are not officers or employees of the Company or its affiliates (“Non-Employee Directors”), which consists of the following: (a) an annual fee of $50,000, payable quarterly; (b) an annual award of restricted or phantom unit awards with a market value of approximately $40,000; and (c) an audit committee chair annual fee of $8,000, payable in quarterly installments. In addition, the Company reimburses each Non-Employee Director for his out-of-pocket expenses in connection with attending meetings of the Board or committees.

Item 7.01 Regulation FD Disclosure.

On May 11, 2009, the Partnership issued a press release announcing the resignation of Mr. Smith and the appointment of Mr. Morris as discussed above, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

This press release is being furnished pursuant to General Instruction B.2 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor is it subject to the liabilities of that section or deemed incorporated by reference into any filing made by the Partnership under the Exchange Act and the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated May 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

By:	CALUMET GP, LLC,
its General Partner

By:	/s/ R. Patrick Murray, II

	Name:	R. Patrick Murray, II
	Title:	Vice President, Chief Financial Officer and
Secretary

May 11, 2009

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated May 11, 2009